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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2003


                            NorthWestern Corporation
             (Exact name of registrant as specified in its charter)




        Delaware                          0-692                  46-0172280
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

                  125 South Dakota Avenue                      57104
                 Sioux Falls, South Dakota                   (Zip Code)
         (Address of principal executive offices)

                                 (605) 978-2908
              (Registrant's telephone number, including area code)


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Item 5.    Other Events - SPECIAL COMMITTEE COMPLETES EVALUATION

NorthWestern Corporation ("NorthWestern") reported that the Special Committee of its Board of Directors formed to evaluate Mr. Richard Hylland's performance and conduct in connection with the management of NorthWestern and its subsidiaries has completed its evaluation. Mr. Hylland is the former President and Chief Operating Officer of NorthWestern. Based on the recommendations of the Special Committee, on May 6, 2003 the Board determined that Mr. Hylland's performance and conduct as President and Chief Operating Officer of NorthWestern warranted termination under his employment contract.

On April 30, 2003, Mr. Hylland filed a demand for arbitration of contract claims under his employment agreement, as well as tort claims for defamation, infliction of emotional distress and tortuous interference and a claim for punitive damages. Mr. Hylland is seeking relief in an amount of $25,000,000, plus interest, attorney's fees, costs, and punitive damages. NorthWestern disputes Mr. Hylland's claims and intends to vigorously defend the arbitration.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NorthWestern Corporation


                                   By:   /s/ Eric R. Jacobsen
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                                        Eric R. Jacobsen
                                        Senior Vice President, General Counsel
                                        and Chief Legal Officer

Date:  May 8, 2003


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